UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2008

NEXCEN BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

 (State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100

 (Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 21, 2008, Kenneth J. Hall, age 50, was appointed as Executive Vice President, Chief Financial Officer, and Treasurer of the Company, replacing David Meister who left the Company effective March 21, 2008. Mr. Hall’s employment commenced on March 25, 2008. In this capacity, Mr. Hall serves as the Company’s principal financial and principal accounting officer. He is responsible for all aspects of the Company’s financial management and human resource functions.

Prior to joining the Company, Mr. Hall most recently served as the Chief Financial Officer and Treasurer of Seevast Corp, a leading online-media holding company comprised of content and online advertising businesses, a position he held from April 2005 to February 2008. From December 2003 to March 2005, Mr. Hall worked as an independent consultant advising companies on strategic and financial matters. From July 2001 to November 2003, he served as Executive Vice President, Chief Financial Officer and Treasurer of Mercator Software, Inc. Mr. Hall earned a MBA from Golden Gate University and a BS Finance from Lehigh University.

Employment Agreement Summary

Pursuant to the terms of an employment agreement, Mr. Hall will receive an initial annual base salary of $400,000, subject to periodic review and upward adjustment, as well as various perquisites and benefits, including a monthly automobile allowance comparable to other senior executive officers (but in no event less than $1,250 per month). For each calendar year during the term of the employment agreement, Mr. Hall will be entitled to receive a performance-based bonus calculated as a percentage of the “bonus pool,” based on Mr. Hall and the Company achieving annual performance goals, subject to review and confirmation by the Company’s compensation committee or board of directors. The “bonus pool” will be equal to five percent of the Company’s annual net income, as reported on the audited financial statements or any other amount authorized as the “bonus pool” by the Company’s compensation committee or board of directors under the 2006 Management Bonus Plan or any other management bonus plan adopted by the Company.

Mr. Hall will also be granted options to purchase a total of 250,000 shares of the Company’s common stock, subject to the approval of the Company’s compensation committee, under the terms of the Company’s 2006 Long Term Equity Incentive Plan and a customary grant agreement. The options will have a 10-year term and an exercise price equal to the fair market value of the Company’s common stock on the grant date, which under the Company’s policy will be the third trading day after the Company publicly announces results for the three month period ending March 31, 2008. The options will vest and become exercisable in equal installments on each of the first three anniversaries of the grant date. Under Mr. Hall’s employment agreement, if his employment with the Company is terminated without “Cause” (as defined in the employment agreement), or if he resigns for “Good Reason” (as defined in the employment agreement), or if a Change of Control (as defined in the employment agreement) occurs, all unvested options will immediately vest and become fully exercisable for a period of twelve months following such termination.

The initial term of the employment agreement is three years, and it renews automatically for successive one-year periods beginning March 25, 2011, unless either party provides at least 90 days’ advance written notice of a decision not to renew. If (i) the Company terminates Mr. Hall’s employment without “Cause” or does not renew the employment agreement at the end of any term or (ii) Mr. Hall terminates his employment for Good Reason, he will be entitled to receive a severance package consisting of (1) any earned but unpaid base salary through the date of employment termination and any declared but unpaid annual bonus and (2) an amount equal to his base salary (at the rate then in effect) for the greater of the remainder of the initial three year term or eighteen months. The severance will be payable over a six month period or such shorter period required to comply with Section 409A of the Internal Revenue Code and applicable regulations adopted thereunder. He also will be entitled to continue to participate in the Company’s group medical plan on the same basis as he previously participated or receive payment of, or reimbursement for, COBRA premiums (or, if COBRA coverage is not available, reimbursement of premiums paid for other medical insurance in an amount not to exceed the COBRA premium) for an eighteen month period following termination, subject to termination of this arrangement if a successor employer provides him with health insurance coverage.

If Mr. Hall’s employment is terminated without Cause or if he resigns for Good Reason within a year of a Change of Control (as defined in the employment agreement), he will be entitled to receive the same severance as described in the preceding paragraph, however, the amount of severance will be increased to equal $100 less than two times the sum of (i) Mr. Hall’s base salary (at the rate in effect on the date of termination) and (ii) the annual bonus paid to Mr. Hall in the year prior to such Change of Control. However, if the severance payment owed to Mr. Hall would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986), then his severance will be reduced to the largest amount that will not result in receipt by the Mr. Hall of an “excess parachute payment.”

During the term of employment and for two years thereafter, or one year if Mr. Hall’s employment is terminated without Cause or if he resigns for Good Reason, Mr. Hall has agreed not to compete with the Company. In addition, for two years following the term of employment, Mr. Hall has agreed not to (i) solicit, induce or attempt to induce any customer, supplier, licensee or other business relation to cease doing business with the Company, (ii) solicit, induce or attempt to induce any person who is, or was during the then-most recent one year period, a corporate officer, general manager or other employee of the Company or any of its subsidiaries to terminate such employee’s employment with the Company, or hire any such person unless such person’s employment was terminated by the Company, or (iii) in any way interfere with the relationship between any customer, supplier, licensee, employee or business relation of the Company or any of its subsidiaries.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on March 27, 2008.

NEXCEN BRANDS, INC.

/s/ Robert W. D’Loren
By:	Robert W. D’Loren
Its:	President and Chief Executive Officer